Exhibit 4(a)







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                       SUPPLEMENTAL INDENTURE NO. 23

                                  BETWEEN

                           McDONALD'S CORPORATION

                                    AND

                 FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                                  Trustee

                              -----------------


                       Dated as of September 11, 1995

                              -----------------

                         SUPPLEMENTAL TO INDENTURE
                         DATED AS OF MARCH 1, 1987


                --------------------------------------------

                           McDONALD'S CORPORATION
                       SUPPLEMENTAL INDENTURE NO. 23
                       Dated as of September 11, 1995
                Series of 6 5/8% Notes due September 1, 2005
                                $150,000,000


       Supplemental Indenture No. 23, dated as of September 11, 1995, between McDONALD'S CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company"), and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, a national banking association, authorized to accept and execute trusts (hereinafter sometimes referred to as the "Trustee"),


                           W I T N E S S E T H :

       WHEREAS, The Company and the Trustee have executed and delivered an Indenture dated as of March 1, 1987 (the "Indenture").

       WHEREAS, Section 10.01 of the Indenture provides for the Company, when authorized by the Board of Directors, and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of any series of Debt Securities as permitted by Sections 2.01 and
  2.02 of the Indenture.

       WHEREAS, Sections 2.01 and 2.02 of the Indenture provide for Debt Securities of any series to be established pursuant to an indenture supplemental to the Indenture.

       NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

       For and in consideration of the premises and the purchase of the series of Debt Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of such series of Debt Securities, as follows:

                                ARTICLE ONE
                    RELATION TO INDENTURE; DEFINITIONS.

       SECTION 1.01. This Supplemental Indenture No. 23 constitutes an integral part of the Indenture.

       SECTION 1.02.  For all purposes of this Supplemental Indenture:

       (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

       (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 23; and

       (3) The terms "hereof", "herein", "hereto", "hereunder" and "herewith" refer to this Supplemental Indenture.

                                ARTICLE TWO
                       THE SERIES OF DEBT SECURITIES.

       SECTION 2.01. There shall be a series of Debt Securities designated the "6 5/8% Notes due September 1, 2005" (the "Notes"). The Notes shall be limited to $150,000,000 aggregate principal amount.

       SECTION 2.02. The principal amount of the Notes shall be payable on September 1, 2005.

       SECTION 2.03. The Notes will be represented by a global security (the "'Global Security"). The Global Security will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of a nominee of the Depositary. Except under circumstances described below, the Notes will not be issuable in definitive form.

       Ownership of beneficial interests in the Global Security will be limited to persons that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. Ownership of a beneficial interest in the Global Security will be shown on, and the transfer of that beneficial interest will only be effected through, records maintained by the Depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants).

       So long as the Depositary or its nominee is the registered owner of the Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by the Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Global Security will not be entitled to have Notes represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or Holders thereof under the Indenture.

       Principal and interest payments on Notes represented by the Global Security registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security.

       If the Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Notes in definitive form in exchange for the entire Global Security. In addition, the Company may at any time and in its sole discretion determine not to have the Notes represented by the Global Security and, in such event, will issue Notes in definitive form in exchange for the entire Global Security. In any such instance, an owner of a beneficial interest in the Global Security will be entitled to physical delivery in definitive form of Notes represented by the Global Security equal in principal amount to such beneficial interest and to have such Notes registered in its name.
  Notes so issued in definitive form will be issued as registered Notes in denominations of $1,000 and integral multiples thereof, unless otherwise specified by the Company.

       SECTION 2.04. The Notes shall bear interest at the rate of 6 5/8% per annum, payable semi-annually on March 1 and September 1 of each year, commencing March 1, 1996. The Notes shall be dated the date of authentication as provided in the Indenture and interest shall be payable on the principal represented thereby from the later of September 1, 1995, or the most recent interest payment date to which interest has been paid or duly provided for.

       The interest so payable, and punctually paid or duly provided for, on any interest payment date shall be paid to the Holder in whose name any Note is registered in the Debt Security Register at the close of business on the February 15 or August 15 (whether or not a Business Day) next preceding such interest payment date (the "Regular Record Date").

       Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any interest payment date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) and Clause (2) below:

       (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this SECTION 2.03 provided. Thereupon the

  Trustee shall fix a Special Record Date ("Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore to be mailed, first class postage prepaid, to each Holder of Notes at his address as it appears in the Debt Security Register, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each Place of Payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause
  (2).

       (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

       Subject to the foregoing provisions of this Section, each Note delivered under this Supplemental Indenture No. 23 upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

       SECTION 2.05. The Place of Payment for the Notes shall be both the City of New York, New York, and the City of Philadelphia, Pennsylvania. The Trustee shall be the paying agent for the Notes in Philadelphia, and Bankers Trust Company (or such other agent as may be appointed by the Company and approved by the Trustee) shall be the paying agent for the Notes in New York.

       SECTION 2.06. The Notes are subject to redemption by the Company, upon notice given as provided in Section 3.02 of the Indenture, at the option of the Company, as a whole at any time or in part from time to time, on any date after September 1, 2002 at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the date of redemption.

       SECTION 2.07. The Notes may be issued in denominations of $1,000 and any integral multiples thereof.

       SECTION 2.08. The Notes shall be issuable as Fully Registered Debt Securities without coupons.

       SECTION 2.09. The Notes shall be in the form attached as Exhibit A hereto.

                               ARTICLE THREE
                               MISCELLANEOUS.

       SECTION 3.01. The recitals of fact herein and in the Notes shall be taken as statements of the Company and shall not be construed as made by the Trustee.

       SECTION 3.02. This Supplemental Indenture No. 23 shall be construed in connection with and as a part of the Indenture.

       SECTION 3.03. (a) If any provision of this Supplemental Indenture No. 23 limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as in effect on the date of this Supplemental Indenture No. 23) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

       (b) In case any one or more of the provisions contained in this Supplemental Indenture No. 23 or in the Notes issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

       SECTION 3.04. Whenever in this Supplemental Indenture No. 23 either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture No. 23 contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

       SECTION 3.05. (a) This Supplemental Indenture No. 23 may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

       (b) The descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture No. 23 for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

       IN WITNESS WHEREOF, McDONALD'S CORPORATION has caused this Supplemental Indenture No. 23 to be signed, acknowledged and delivered by its President, Vice Chairman and Chief Financial Officer or Vice President and Treasurer and its corporate seal to be affixed hereunto and the same to be attested by its Secretary or Assistant Secretary, and

  FIRST FIDELITY BANK, NATIONAL ASSOCIATION, as Trustee, has caused this Supplemental Indenture No. 23 to be signed, acknowledged and delivered by one of its Assistant Vice Presidents, and its seal to be affixed hereunto and the same to be attested by one of its Authorized Officers, all as of the day and year first written above.

                                McDONALD'S CORPORATION

  [CORPORATE SEAL]
                                By:  /S/ Carleton D. Pearl
                                     ------------------------
                                     Vice President and Treasurer

  Attest:

  /s/ Gloria Santona
  ------------------------
  Assistant Secretary


                                FIRST FIDELITY BANK, NATIONAL ASSOCIATION, as Trustee

  [CORPORATE SEAL]
                                By:  /S/ John Clapham
                                     ------------------------
                                     Assistant Vice President

  Attest:

  /s/ Terence McPoyle
  ------------------------
  Authorized Officer

  STATE OF ILLINOIS
                        SS:
  COUNTY OF DuPAGE



       On the 11th day of September, in the year one thousand nine hundred ninety five, before me appeared Carleton D. Pearl to me personally known, who being by me duly sworn, did say that he resides at McDonald's Corporation, that he is Vice President and Treasurer of McDONALD'S CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                /s/ Diane C. Leigh
                                ---------------------------
                                Notary Public




  STATE OF ILLINOIS
                      SS:
  COUNTY OF COOK



       On the 8th day of September, in the year one thousand nine hundred ninety five, before me appeared John H. Clapham to me personally known, who, being by me duly sworn, did say that he resides at 1502 Signal Hill Lane, Berwyn, PA, that he is an Assistant Vice President of FIRST FIDELITY BANK, NATIONAL ASSOCIATION, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                /s/ Ralph E. Jones
                                ---------------------------
                                Notary Public